UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2013

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 22, 2013, the Company entered into a Securities Purchase Agreement with SMG Growing Media, Inc. (the “Investor”), a wholly owned subsidiary of The Scotts Miracle-Gro Company (NYSE: “SMG”), a worldwide marketer of branded consumer lawn and garden products (“Scotts”).  Pursuant to the Securities Purchase Agreement, the Investor acquired 2,649,007 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and (ii) a warrant to purchase shares of the Company’s common stock (the “Warrant,” as described in greater detail below) for an aggregate purchase price of $4,000,000.  The Securities Purchase Agreement, Certificates of Designations for the Series B Preferred Stock, Form of Warrant, Indemnification Agreement, Investor’s Rights Agreement and Voting Agreement have been filed as exhibits to this Current Report on Form 8-K.  After deducting offering expenses, including commissions and expenses paid to the Company’s advisor, net cash proceeds to the Company totaled to $3,830,000.  The Company intends to use $950,000 of the net proceeds to repay “in full” (with concessions) the Promissory Note due to Main Power Electrical Factory, Ltd., as described in Item 1.02 below.  The Company plans to use the remaining net proceeds for working capital and general corporate purposes.

The Company will also issue a warrant to purchase 125,000 shares of the Company’s common stock to the placement agent.  This warrant has an exercise price of $1.54 per share (125% of the average closing price of the Company’s common stock during the five-day period prior to the April 22, 2013 closing date).

The Series B Preferred Stock is convertible into 2,649,007 shares of common stock ($4,000,000 divided by a conversion price of $1.51 per share).  The Series B Preferred Stock bears a cumulative annual dividend of 8.0%, payable in shares of the Company’s common stock at a conversion price of $1.51 per share (subject to customary anti-dilution rights, as described in the Series B Preferred Stock Certificates of Designations).  The Series B Preferred Stock shall not have a liquidation preference and shall vote on an “as-converted” basis with the common stock.  The Series B Preferred Stock shall automatically convert into the Company’s common stock: (i) upon the affirmative election of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock voting together as a single class on an as-if-converted to common stock basis; or (ii) if, at the date of exercise in whole or in part of the Warrant, the holder (or holders) of the Series B Preferred Stock own 50.1% of the issued and then-outstanding common stock of the Company, giving effect to the issuance of shares of common stock in connection with the conversion of the Series B Preferred Stock and such exercise of the Warrant.

The Warrant entitles, but does not obligate, the Investor to purchase a number of shares of common stock that, on a “fully diluted basis” (as defined in the Securities Purchase Agreement), constitute 80% of the Company’s outstanding capital stock (when added to all other shares owned by the Investor), as calculated as of the date or dates of exercise.  The Warrant can be exercised at any time and from time to time for a period of five years between April 22, 2016 and April 22, 2021 (the third and eighth anniversary of the closing date).  In addition, the Warrant can be exercised in any increment; there is no obligation to exercise the entire Warrant at one time.  The exercise price of the Warrant shall be equal to the quotient obtained by dividing:

(a) an amount equal to (i) 1.34 times the trailing twelve months “Net Sales” (which includes sales of the Company’s products by Scotts and its affiliates) minus (ii) “Debt Outstanding” net of cash (as such terms are defined in the Warrant, which is filed as Exhibit 10.2 to this Current Report), by

(b) the total shares of capital stock outstanding, including outstanding in-the-money options and warrants, but not the Warrant contemplated in this Private Offering.

The Warrant expires on April 22, 2021, the eighth anniversary of the closing date.  The Warrant contains customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all the Company’s assets).  The Investor also has the right to participate pro rata, based on the Investor’s percentage equity ownership in the Company (assuming the exercise of the Investor’s Warrant, but not the exercise of any options outstanding under the Company’s equity compensation plans) in future issuance of equity securities by the Company.  Upon exercise of the Warrants and demand by the Investor, the Company must use its best efforts to file a Registration Statement on Form S-3, or, if the Company is not eligible for Form S-3, on Form S-1 (collectively, the “Registration Statement”), covering the shares of the Company’s common stock covered by the Preferred Stock and the Warrant, within 120 calendar days after receipt of the Investor’s demand for registration and shall use its best efforts to cause the Registration Statement to become effective as soon as possible thereafter.

The Private Offering and sale of the Series B Preferred Stock and Warrant was conducted in reliance upon exemptions from registration requirements under the Securities Act, including, without limitation, those under Regulation D promulgated under the Securities Act.  The Investor is an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act.  Because the Series B Preferred Stock and the Warrant have not been registered under the Securities Act, they may not be reoffered or resold in the United States absent registration or an applicable exemption from registration.

Under the Securities Purchase Agreement, the Company’s Board of Directors (the “Board”) is required to consist of five members, which shall be set forth in the Company’s Bylaws.  In addition, the Investor is entitled to appoint one member to the Board and have one additional Board observer while the Warrant remains outstanding, and the Company is required to appoint one more independent director (in addition to the one independent director presently serving on the Board) by May 22, 2013.  At the time that the Company appoints the new independent director, one current Board member, Michael Barish, will resign from the Board.

The foregoing description of the Securities Purchase Agreement, the Certificates of Designations for the Series B Preferred Stock, the Warrant, and the resulting transaction is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the applicable documents, which are filed as exhibits hereto and are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

As previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, the Company initially entered a Letter Agreement and issued a Promissory Note to Main Power Electrical Factory, Ltd. (the “Promissory Note”) on June 30, 2009, and subsequently amended the terms of the Promissory Note effective as of December 31, 2010 and again on December 31, 2011.  Under the December 31, 2011 amendment, the parties agreed to extend the final maturity of the Promissory Note to December 31, 2015.

In conjunction with the “Private Offering” of Series B Preferred Stock and the Warrant described in Item 1.01 above, the Company used $950,000 of the net proceeds to repay “in full” (with concessions) the Promissory Note.  Main Power also released the Company’s pledged collateral and the parties agreed to terminate the Letter Agreement and Promissory Note effective as of April 22, 2013.  The Company did not incur any early termination penalties.

Item 2.03.  Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed above under Item 1.01 of this Current Report on Form 8-K, under a condition to the Securities Purchase Agreement referenced in Item 1.01 above, the Investor is entitled to appoint one member to the Board while the Warrant remains outstanding.  Pursuant to provision, the Investor has appointed Chris J. Hagedorn to the Company’s Board effective as of April 22, 2013.  Mr. Hagedorn is an employee of The Scotts Company LLC, a wholly owned subsidiary of The Scotts Miracle-Gro Company. There are no other transactions between Mr. Hagedorn and the Company that would be required to be reported under Item 404(a) of Regulation S-K.  Mr. Hagedorn will serve on two Board committees:  the Audit Committee and the Governance, Compensation and Nominating Committee and will receive no compensation for his service as a director, but he will be reimbursed for expenses attributable to his Board and Committee membership.

Item 5.03.  Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of April 22, 2013, and as required by the Securities Purchase Agreement (see Item 1.01 above), the Board of Directors amended the Bylaws to require that the Board consist of five directors, mandate that the holder of the Series B Preferred Stock be entitled to appoint one member of the Board (the “Series B Director”), require that the Series B Director serve on all committees of the Board, and require that the Company’s Bylaws not be amended without the approval of the Series B Director.

Item 8.01 Other Events.

Press Release.  On April 23, 2013, the Company issued a press release announcing that the Company had completed the $4,000,000 Private Offering of Series B Preferred Stock and the Warrant to the Investor, as disclosed under Item 1.01 above.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In conjunction with the Private Offering described in Item 1.01 above, the Company and the Investor also agreed to the following.

Intellectual Property Sale.  The Company also agreed to sell to the Investor all intellectual property associated with the Company’s hydroponic products (the “Hydroponic IP”), other than the AeroGrow and AeroGarden trademarks, free and clear of all encumbrances, for $500,000.  The Investor has the right to use the AeroGrow and AeroGarden trademarks in connection with the sale of products incorporating the Hydroponic IP.

Technology Licensing Agreement.  The Company was granted an exclusive license (the “Technology License”) to use the Hydroponic IP in North America and certain European Countries ( collectively, the “Company Markets”) in return for a royalty of 2% of annual net sales (the “Royalty”), as determined at the end of each fiscal year.  The Royalty is payable in the Company's common stock at the conversion price of the Series B Preferred Stock.  The initial term of the Technology License is five years, and the Company may renew the Technology License for an additional five-year terms by providing notice to the Investor at least six months in advance of the expiration of each five-year term, provided that the Investor is not in default under the Technology Licensing Agreement at the time of renewal.  The Technology License may not be assigned.

Brand License.  The Company and the Investor also entered a brand license whereby the Company may use certain of the Investor’s trade name, trademark and/or service mark to rebrand the AeroGarden and, with the written consent of the Investor, other products in the Company Markets in exchange for the Company’s payment to the Investor of an amount equal to 5% of incremental growth in annual net sales, as compared to net sales during the fiscal year ended March 31, 2013.  Such brand license compensation is payable in the Company’s common stock at $1.51 per share (the conversion price of the Series A Preferred Stock).  The initial term of the brand license will be five years, and the Company may renew the license for additional five-year terms by providing notice to the Investor at least six months in advance of the expiration of each five-year term, provided that the Investor is not in default under the brand license at the time of renewal.  The brand license may not be assigned.  The brand license may only be terminated by the Investor in the event of an uncured default, under the terms of the brand license.

Collaboration.  During the term of the Brand License, the Company has access to the Investor’s business development team, selling, marketing and supply chain resources, customer and email lists, for reasonable “out of pocket” costs, and the Investor will have access to the Company’s consumer email lists.

Supply Chain Services Agreement.  During the term of the Technology License Agreement, the Investor will pay the Company an annual fee equal to 7% of the cost of goods of all products that Scotts purchases from the Company or a vendor, in exploiting the hydroponic IP internationally (outside of the Company Markets) over the course of each contract year during the term of the Agreement.

Item 9.01  Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment No. 2 to Amended and Restated Bylaws, dated April 22, 2013 *
3.2	Certificates of Designations for Series B Convertible Preferred Stock *
4.1	Investor Rights Agreement *
4.2	Voting Agreement *
10.1	Securities Purchase Agreement *
10.2	Form of Warrant Agreement *
10.3	Form of Indemnification Agreement *
99.1	Press Release dated April 23, 2013 *

* Filed herewith.

Portions of this report may constitute “forward-looking statements” as defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission, particularly in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ J. Michael Wolfe
J. Michael Wolfe
President and Chief Executive Officer

DATED:  April 23, 2013